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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Fluor Corporation for the registration of $300,000,000 in initial public offering price of Debt Securities and to the incorporation by reference therein of our report dated November 30, 2000, with respect to the consolidated financial statements of Fluor Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended October 31, 2000, filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP

Irvine, California
June 21, 2001